As filed with the Securities and Exchange Commission on August 8, 2016

Registration Number 333-212364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOPORT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3086	88-0313393
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

17305 Daimler Street
Irvine, CA 92614
(949) 470-2300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Robert Stefanovich

Chief Financial Officer
17305 Daimler Street
Irvine, CA 92614
(949) 470-2300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Anthony Ippolito, Esq.

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, California 92626

Tel: (714) 427-7000

Fax: (714) 427-7799

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement, the Registration Statement on Form S-1 (File No. 333-203006), which was initially filed on March 25, 2015 and became effective on July 23, 2015 (the “First Prior Registration Statement”), and the Registration Statement on Form S-1 (File No. 333-180326), which was initially filed on March 23, 2012 and became effective on June 21, 2012 (the “Second Prior Registration Statement”). This Registration Statement constitutes Post-Effective Amendment No. 1 to the First Prior Registration Statement and Post-Effective Amendment No. 3 to the Second Prior Registration Statement.

Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Explanatory Note

This Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-212364) of Cryoport, Inc. is being filed solely to file amended and restated Exhibits 5.1 and 23.1 and to amend and restate the list of exhibits set forth in Item 16 of Part II of this Registration Statement. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates except the SEC registration fee.

Amount
SEC registration fee	$467
Printing expenses	5,000
Accounting fees and expenses	5,000
Legal fees and expenses	30,000
Miscellaneous	5,000

Total	$45,467

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada Revised Statutes and our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by Cryoport during the past three years involving the issuance and sale of Cryoport’s securities that were not registered under the Securities Act. Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

On April 7, 2016, the Company issued 2,020,597 shares of restricted common stock upon the amendment and exercise of certain warrants to purchase the Company’s common stock.  Such warrants were previously issued to holders in connection with various private placements of the Company’s securities exempt from registration under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

On March 1, 2016, the Company and Cryoport Systems, Inc. entered into material definitive agreements with three note holders to amend and restate the Amended and Restated Notes (defined below).  In addition, the Company issued such note holders warrants for the purchase of 11,910, 7,088 and 5,553 shares, respectively, of the Company’s common stock at an exercise price of $1.88 per share, immediately exercisable and expiring on April 1, 2019.

On March 1, 2016, the Company and Cryoport Systems, Inc. entered into a verbal agreement with one note holder to extend the term of the Exchange Note (defined below) to extend the term to April 1, 2016. Such note was amended to extend the term to July 1, 2016.

On January 30, 2016, the Company caused the mandatory exchange of all its outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, consisting of 454,750 shares of Class A Convertible Preferred Stock and 534,571 shares of Class B Convertible Preferred Stock, into (i) an aggregate of 4,977,038 shares of the Company’s common stock and (ii) an aggregate of 4,977,038 warrants, each warrant representing the right to purchase one share of the Company’s common stock.  The warrants are exercisable at an exercise price of $3.57 per share of common stock. The warrants are exercisable upon issuance and expire on July 29, 2020.  The issuance of such common stock and warrants in connection with the mandatory exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

On March 6, 2015, the Company issued a convertible promissory note (the “Exchange Note”), effective February 20, 2015, in the aggregate original amount of $35,761, which is convertible into shares of the Company’s common stock in an amount equal to the principal and accrued interest outstanding under a promissory note issued in 2005. The amended and restated note was issued to an accredited investor in exchange for all of the principal and accrued interest outstanding under a promissory note issued in 2005. In connection with the Exchange Note, on March 2, 2015, the Company issued a warrant to purchase 1,490 shares of the Company’s common stock at an exercise price of $6.00 to an accredited investor in exchange for all of the principal and accrued interest outstanding under a promissory note issued in 2005.

On March 6, 2015, the Company issued amended and restated convertible promissory notes (the “Amended and Restated Note”), effective March 2, 2015, in the aggregate original amounts of $448,200, $266,700 and $208,900 which are convertible into shares of the Company’s common stock based on the outstanding principal at the time of a Qualified Offering (as defined therein). The amended and restated notes were issued to three accredited investors as an amendment and restatement of promissory notes issued in 2005. In connection with the Amended and Restated Notes, the Company issued warrants to purchase an aggregate of 78,651 shares of the Company’s common stock at an exercise price of $6.00 to the accredited investors, a part of which was issued as compensation for fees and other expenses incurred by the accredited investors in connection with the Amended and Restated Notes.

Between February and June 9, 2015, the company conducted a private placement pursuant to which the Company sold and issued an aggregate of 534,571 shares of Class B Convertible Preferred Stock and warrants to purchase 356,381 shares of common stock at $12.00 per unit, for gross proceeds of $6.4 million. Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from the investors, plus reimbursement of up to $5,000 of legal expenses. Emergent Financial Group, Inc. will also be issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each share of Class B Convertible Preferred Stock issued in this transaction.

In January 2015, we issued 1,667 shares of restricted common stock to a consultant in exchange for services. The Company recognized $8,400 in expense related to these shares for the year ended March 31, 2015.

Between December 2014 and February 2015, we issued 2014 Series Secured Promissory Notes (the “7% Bridge Notes”) in the aggregate original principal amount of $915,000. The 7% Bridge Notes accrue interest at a rate of 7% per annum. All principal and interest is due on July 1, 2015 unless we elect to extend the maturity date to January 1, 2016 by providing written notice to the note holders and a warrant to purchase a number of shares of common stock equal to (a) the then outstanding principal balance of the note, divided by (b) $6.00 multiplied by 125%. In connection with the issuance of the notes, we issued the note holders warrants to purchase 190,625 shares of common stock at an exercise price of $6.00 per share. The warrants are exercisable on May 31, 2015 and expire on November 20, 2021.

In August 2014, we issued 1,667 shares of restricted common stock to a consultant in exchange for services. The Company recognized $9,000 in expense related to these shares for the year ended March 31, 2015.

Between May 2014 and February 2015, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 291,142 shares of Class A Convertible Preferred Stock and warrants to purchase 194,095 shares of common stock, at $12.00 per unit, for gross proceeds of $3.5 million. In addition, the Company issued an aggregate of 163,608 shares of Class A Convertible Preferred Stock and warrants to purchase 109,072 shares of common stock of the Company in exchange for the conversion of the 5% Bridge Notes with an original principal and accrued interest amount of $1,766,997. Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from investors who converted their 5% Bridge Notes, a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such investors, plus reimbursement of legal expenses of up to $40,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each share of Class A Convertible Preferred Stock issued in this transaction.

In the fourth quarter of fiscal year 2014, the Company issued to certain accredited investors 5% Bridge Notes in the original principal amount of $1,352,000, including a note in the amount of $50,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer as well as a note in the amount of $100,000 issued to GBR Investments, LLC, of which Richard Rathmann, a Director of the Company, is the manager. All principal and interest under the 5% Bridge Notes was due on June 30, 2014. In connection therewith, the Company also granted such accredited investors warrants to purchase 56,334 shares of common stock at an exercise price of $5.88 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018.

In December 2013, the Company issued to certain accredited investors 5% Bridge Notes in the original principal amount of $441,000, including a note in the amount of $70,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer. In connection therewith, the Company also granted such accredited investors warrants to purchase 18,375 shares of common stock at an exercise price of $5.88 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018. Emergent Financial Group, Inc. served as the Company’s placement agent in connection with the placement of the 5% Bridge Notes and earned a commission of 9% of the original principal balance of such notes, excluding the note issued to Jerrell Shelton, or $33,390 at the time of the original issuance of such notes.

On September 27, 2013, September 30, October 2, and October 3, 2013, the Company issued 1,719,668 units (the “Units”) at a price of $2.40 per Unit, with each Unit consisting of (i) one share of common stock of the Company and (ii) one warrant to purchase one share of common stock of the Company at an exercise price of $4.44 per share in exchange for the retirement of $4,127,200 of outstanding principal and interest under the Bridge Notes. The warrants are exercisable beginning on March 31, 2014 and have a term of five years from date of issuance. The aggregate amount converted includes $101,900 and $202,700 of outstanding principal and interest under Notes respectively held by Richard G. Rathmann, a director, and GBR Investments, LLC, in which Mr. Rathmann is the manager. Emergent Financial Group, Inc. served as the Company’s placement agent in connection with the original placement of the Bridge Notes and was issued a warrant to purchase 159,272 shares of common stock of the Company at an exercise price of $2.40 per share in connection with the conversion of such notes. Emergent Financial Group, Inc. did not receive any compensation with respect to the Bridge Notes issued to Richard G. Rathmann or GBR Investments, LLC or the conversion of such Bridge Notes.

On July 12, 2013 and August 12, 2013, GBR Investments, LLC, invested $100,000 in the Bridge Notes and also received a warrant to purchase 33,324 and 28,736 shares of common stock, respectively, at an exercise price of $3.00 and $3.48 per share, respectively. The terms were set and offered by the Company to certain accredited investors prior to GBR’s participation. Richard Rathmann, a member of the Board of Directors of the Company, is the Manager of GBR investments, LLC and is considered an indirect beneficial owner of these securities.

During June 2013, the Company issued warrants to purchase 87,720 shares of the Company’s common stock at an exercise price of $2.28 per share and a five year life to accredited investors in connection with the issuance of certain Bridge Notes in the aggregate amount of $200,000.

On June 28, 2013, the Company granted options to two officers of the Company, Jerrell Shelton, Chief Executive Officer and Robert Stefanovich, Chief Financial Officer to purchase 325,209 shares and 69,918 shares, respectively, of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock, or $3.24 per share. These options were granted outside of the Company’s incentive plans.

In the fourth quarter of fiscal year 2013, the Company issued to certain accredited investors unsecured convertible promissory notes (the “Bridge Notes”) in the original principal amount of $1,294,500. The Bridge Notes accrue interest at a rate of 15% per annum from date of issuance until January 31, 2013 and at a rate of 5% per annum from February 1, 2013 through the date of payment, in each case on a non-compounding basis. All principal and interest under the Bridge Notes will be due on December 31, 2013. In the event the Company designated and issued preferred stock while the Bridge Notes were outstanding, the Bridge Notes were convertible into shares of such preferred stock at a conversion rate equal to the price per share paid to the Company in connection with the issuance of such preferred stock at the option of the holder of the Bridge Notes. Effective on April 19, 2013, the Company amended the Bridge Notes whereby in the event that the Company issues one or more types of equity securities (a “Transaction”) before the maturity of the Bridge Notes, the holder may elect to convert all or a portion of the principal and accrued interest into shares of such equity securities issued in a Transaction at a conversion rate equal to the price per share paid to the Company in connection with the issuances. The Company is required to notify the holder of a Transaction within 10 days of each Transaction and the holder has the option until the later of (a) ten (10) days after such notices or (b) December 15, 2013 to elect in writing to convert.

ITEM 16. EXHIBITS

(a) Exhibits

See Exhibit Index following the signature page.

(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

*(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

*(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 8, 2016.

CRYOPORT, INC.

By:	/s/ Jerrell W. Shelton
Jerrell W. Shelton
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Jerrell W. Shelton	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2016
Jerrell W. Shelton

By:	/s/ Robert S. Stefanovich	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	August 8, 2016
Robert S. Stefanovich

By:	*	Director	August 8, 2016
Richard J. Berman

By:	*	Director	August 8, 2016
Robert Hariri, M.D., Ph.D.

By:	*	Director	August 8, 2016
Ramkumar Mandalam, Ph.D.

By:	*	Director	August 8, 2016
Edward J. Zecchini

* By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Attorney-in-fact

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2012.

3.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated February 8, 2016.

3.3	Amended and Restated Certificate of Designation of Class A Preferred Stock. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 30, 2015.

3.4	Certificate of Designation of Class B Preferred Stock. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated February 20, 2015.

3.5	Amendment to Certificate of Designation of Class B Preferred Stock. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated April 17, 2015 and referred to as Exhibit 3.6.

3.6	Certificate of Change filed with the Nevada Secretary of State on May 12, 2015. Incorporated by reference to Exhibit 3.7 of the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2015.

3.7	Amendment to Certificate of Designation of Class A Preferred Stock. Incorporated by reference to the Company’s Amendment No. 4 to Registration Statement on Form S-1 dated June 22, 2015 and referred to as Exhibit 3.8.

3.8	Amendment to Certificate of Designation of Class B Preferred Stock. Incorporated by reference to the Company’s Amendment No. 4 to Registration Statement on Form S-1 dated June 22, 2015 and referred to as Exhibit 3.9.

3.9	Amendment to Certificate of Designation of Class A Preferred Stock. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated September 1, 2015.

3.10	Amendment to Certificate of Designation of Class B Preferred Stock. Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated September 1, 2015.

3.11	Certificate of Amendment filed with the Nevada Secretary of State on November 23, 2015. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 23, 2015.

4.1	Form of Securities Purchase Agreement. Incorporated by reference to Cryoport’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.2	Form of Registration Rights Agreement. Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.3	Form of Warrant. Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.4	Form of Warrant issued with Convertible Promissory Notes. Incorporated by reference to Exhibit 4.20 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.5	Form of Warrant issued upon Conversion of Convertible Promissory Notes. Incorporated by reference to Exhibit 4.21 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.6	Form of Warrant Issued to Placement Agents. Incorporated by reference to Exhibit 4.22 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.7	Form of Warrant issued with Convertible Promissory Notes (5% Bridge Notes). Incorporated by reference to Exhibit 4.23 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2013.

Exhibit No.	Description

4.8	Form of Warrant issued in connection with the May 2014 private placement. Incorporated by reference to Exhibit 4.24 of the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

4.9	Warrant to Purchase Common Stock. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated December 9, 2014.

4.10	Warrant to Purchase Common Stock. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated February 20, 2015.

4.11	Form of Warrant issued in connection with the Exchange and Investment Agreement. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 9, 2015.

4.12	Form of March Warrant issued in connection with the Investment Agreement. Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K dated March 9, 2015.

4.13	Form of March Fee Warrant issued in connection with the Investment Agreement. Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K dated March 9, 2015.1

4.14	Form of Warrant and Warrant Certificate issued in connection with public offering of Units. Incorporated by reference to the Company’s Amendment No. 4 to Registration Statement on Form S-1 dated June 22, 2015 and referred to as Exhibit 4.28.

4.15	Form of Warrant issued to Aegis Capital Corp. in connection with public offering of Units. Incorporated by reference to the Company’s Amendment No. 3 to Registration Statement on Form S-1 dated June 12, 2015 and referred to as Exhibit 4.29.

4.16	Form of Warrant issued with Second Amended and Restated Note. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 1, 2016.

4.17	Form of Subscription Rights Certificate. Incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-1 dated April 28, 2016.

5.1+	Legal Opinion of Snell & Wilmer L.L.P

10.1	Amended and Restated Master Consulting and Engineering Services Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated September 16, 2015.

10.2	2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K dated October 15, 2009 and referred to as Exhibit 10.21.

10.3	Form Incentive Stock Option Award Agreement under the 2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K dated October 9, 2009.

10.4	Form of Non-Qualified Stock Option Award Agreement under the 2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-8 dated April 27, 2010.

10.5	2011 Stock Incentive Plan (as amended and restated). Incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 30, 2012.

10.6	Form of Stock Option Award Agreement. Incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.7	Form of Non-Qualified Stock Option Award Agreement. Incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.8*	Stock Option Agreement dated November 5, 2012 between the Company and Jerrell Shelton. Incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

Exhibit No.	Description

10.9*	Form of Non-Qualified Stock Option Award Agreement. Incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.10	Form of Subscription Agreement in connection with the May 2014 private placement. Incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.11	Form of Election to Convert in connection with the May 2014 private placement. Incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.12	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2014.

10.13	Subscription Agreement and Letter of Investment Intent. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2014.

10.14	Form of Note Exchange Agreement and Letter of Investment Intent, dated February 19, 2015. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2015.

10.15	Form of Exchange Note issued in connection with the Exchange and Investment Agreement. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2015.

10.16*	Stock Option Agreement dated December 18, 2014 between the Company and Jerrell Shelton. Incorporated by reference to Exhibit 10.42 of the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2015.

10.17	Purchase and Sale Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated September 16, 2015.

10.18	2015 Omnibus Equity Incentive Plan. Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 1, 2015.

10.19	Standard Industrial/Commercial Multi-Tenant Lease – Net dated for reference purposes only October 2, 2015 between the Cryoport Systems, Inc. and Daimler Opportunity, LLC. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated October 21, 2015.

10.20	Guaranty between the Company and Daimler Opportunity, LLC dated as of October 2, 2015. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated October 21, 2015.

10.21	Form of Second Amended and Restated Note. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated March 1, 2016.

21	Subsidiaries of Registrant. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 21.

23.1+	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm.

23.2+	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).

101.INS	XBRL Instance Document. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 101.INS.

101.SCH	XBRL Taxonomy Extension Schema Document. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 101.SCH.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 101.CAL.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 101.DEF.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 101.LAB.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated June 30, 2016 and referred to as Exhibit 101.PRE.

*	Indicates a management contract or compensatory plan or arrangement.

+	Filed herewith.